Exhibit 99.1

Aerkomm Announces Subsidiary’s Partnership with Airbus Interior Services

FREMONT, Calif., July 28, 2020 /PRNewswire/ -- Aerkomm Inc. (“Aerkomm” or “the Company”) (Euronext Paris: AKOM; OTCQX: AKOM), a development stage service provider of In-Flight Entertainment and Connectivity solutions for the airline industry using Ka-band technology, today announced that its wholly owned subsidiary in Malta, Aerkomm Pacific Ltd., (“Aerkomm Malta”) has entered into an agreement with Airbus Interior Services for the Aerkomm K++ Connectivity Solution Installation on the Airbus A320 family of aircraft. As a fully-owned subsidiary of Airbus SAS, Airbus Interior Services provides current cabin upgrade solutions for Airbus aircraft operators while bringing additional flexibility and reduced lead times.

Following an agreement Aircom Pacific Inc. (“Aircom”) signed with Airbus ACJ in November 2018 pursuant to which Airbus agreed to develop, install and certify the Aerkomm K++ System on a prototype A320 aircraft to EASA and FAA certification standards, Aerkomm Malta and Airbus Interior Services have today signed a new agreement. Airbus Interior Services shall provide and certify as per Airbus Design Organization Approval a complete retrofit solution to develop EASA/FAA certified Service Bulletins, to supply related Aircraft Modification Kits, and to install the Aerkomm K++ Connectivity solution on the A320 family of commercial aircraft. This new agreement also includes Airbus support for the integration of the Aerkomm K++ System components on the aircraft, including ARINC 791 structural reinforcements and related engineering work.

Airbus Interior Services will provide support for National Airworthiness Authorities (NAA) certification as required over and above the EASA certification, as well as provide on-site technical support at the Maintenance Repair Organization (MRO) base for the aircraft retrofit.

The AERKOMM K++ IFEC system is intended to provide passengers on A320 aircraft with an “at home” network experience using a Ka-band technology to give free access to on-board WiFi internet connectivity for all passengers’ personal devices, including laptops, mobile phones and tablets. This system will additionally provide passengers with access to e-commerce amenities such as in-flight shopping and travel services. The Aerkomm K++ system will also be compatible with the next generation of LEO satellite technologies.

The Airbus Interior Services Service Bulletin and Airbus kits for the AERKOMM K++ retrofit solution will be installed first on Hong Kong Airlines fleet of 12 Airbus A320 aircraft. Hong Kong Airlines will be Aerkomm’s the first commercial airline customer.

Mr. Louis Giordimaina, CEO of Aerkomm, commented, “This agreement with Airbus marks a new chapter in our development, as we take a big step forward in our partnership with Airbus for the provision of Service Bulletins and Aircraft Modification Kits to be installed on A320 family aircraft retrofitted with our Aerkomm K++ IFEC System. We are pleased that Hong Kong Airlines will be our first customer benefitting from this Airbus retrofit solution on their A320 fleet.”

“In addition, this agreement, as the first application of our technology to a commercial airline passenger fleet, is a milestone in the commercialization of our Aerkomm K++ IFEC system. We look forward to furthering our partnership with Airbus to implement our industry-leading technology.”

About Aerkomm Inc.

Aerkomm Inc. (Euronext Paris: AKOM; OTCQX: AKOM), operating through its wholly owned subsidiary, Aircom Pacific, Inc., is a development stage service provider of in-flight entertainment and connectivity solutions for the airline industry. The Company strives to become a leading provider of a wide range of in-flight broadband entertainment and connectivity services, including Wi-Fi connectivity, cellular networks, movies, gaming, live television, and music. Aerkomm aims to reshape the market for in-flight entertainment and connectivity services by offering on-board connectivity to its airline partners and passengers for free, generating revenue through advertising and on-board transactions.

More information about Aerkomm is available at www.aerkomm.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our periodic filings with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, as well as in our Registration Statement on Form S-1 filed with the SEC (SEC File No. 333-237942) on April 30, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

William Zima

ICR Inc.

William.Zima@icrinc.com

+1 (203) 682-8233SOURCE Aerkomm Inc.